PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated September 13, 2013)	Registration No. 333-169847

$20,000,000

Common Stock

We have entered into an At The Market Offering Agreement (which we refer to as the “sales agreement”), dated October 25, 2013, with T.R. Winston & Company, LLC (the “Agent”) relating to shares of our common stock, par value $0.01, offered by this prospectus supplement and the accompanying base prospectus. Pursuant to the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20 million from time to time through the Agent, as our agent for the offer and sale of the shares of our common stock.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law that is deemed to be an “at the market offering”, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on the NYSE MKT, the existing trading market for our common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The Agent may also solicit purchases of shares in privately negotiated transactions. Under the terms of the sales agreement, we may also sell shares to the Agent as principal for its own account. The Agent will make these sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, on mutually agreeable terms between the Agent and us, and the Agent is not required to sell any specific number or dollar amount of shares of our common stock.

The compensation payable to the Agent for sales of shares of our common stock with respect to which the Agent acts as sales agent shall be equal to 4.0% of the gross sales price of those shares. Other compensation may apply when the Agent purchases shares as principal at a price agreed by us and the Agent. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on the NYSE MKT under the symbol “CUR.” On October 8, 2013 the closing price of our common stock on the NYSE MKT was $2.40 per share. Our principal executive offices are located 9700 Great Seneca Highway, Rockville, Maryland 20850, and our telephone number is (301) 366-4841.

Investing in our securities involves certain risks. You could lose some or all of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 5 of the accompanying base prospectus and in the documents incorporated by reference herein and therein. You should consider carefully these risks together with all of the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus before making a decision to purchase our securities.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

T.R. Winston & Company, LLC

The date of this prospectus supplement is October 25, 2013

TABLE OF CONTENTS

Prospectus supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement that we filed with the SEC relating to the issuance and sale of our common stock from time to time having an aggregate offering price of up to $20 million through the Agent. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and the Agent on October 25, 2013, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K which will be incorporated herein by reference.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 promulgated under the Securities Act.

In this prospectus supplement, “Neuralstem,” the “Company,” “we,” “us,” and “our” and similar terms refer to Neuralstem, Inc. and its subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Neuralstem, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We are not, and the Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Prospective investors should be aware that the acquisition of our common stock described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying base prospectus.

The registration statement that contains the accompanying base prospectus (SEC Registration No. 333-190936) (including the exhibits filed with and the information incorporated by reference in the registration statement) contains additional important business and financial information about us and our common stock that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference in the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information” below.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-3

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include, but are not limited to, statements about:

•	the success of our research and development activities, the development of a viable commercial product, and the speed with which regulatory authorizations and product launches may be achieved;

•	whether or not a market for our product develops, and, if a market develops, the rate at which it develops;

•	our ability to successfully sell or license our products if a market develops;

•	our ability to attract and retain qualified personnel to implement our business plan and corporate growth strategies;

•	our ability to develop sales, marketing, and distribution capabilities;

•	our ability to obtain reimbursement from third party payers for our proposed products if they are developed;

•	the accuracy of our estimates and projections;

•	our ability to secure additional financing to fund our short-term and long-term financial needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the section captioned “Risk Factors.”

Each forward-looking statement should be read in context with, and in understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as our public filings with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statements contained in this report or any other filing to reflect new events or circumstances unless and to the extent required by applicable law.

OUR BUSINESS

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus may not contain all of the information that is important to you. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying base prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, and the financial statements and other information incorporated by reference in this prospectus when making an investment decision.

Overview

We are focused on the development and commercialization of treatments based on (i) human neuronal stem cells and (ii) small molecule compounds. We are headquartered in Rockville, Maryland and have a wholly-owned subsidiary in China.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of neural stem cell research. We own or exclusively license forty-nine (49) U.S. or foreign issued patents and fifty-nine (59) U.S. and foreign patent applications in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. At times, including in the third quarter of 2012 and first quarter of 2013, we have licensed the use of our intellectual property to third parties.

We believe our technology base, in combination with our know-how, and collaborative projects with major research institutions, will facilitate the development and commercialization of products for use in the treatment of a wide array of neurodegenerative conditions and in regenerative repair of acute disease.

Regenerative medicine is a young and emerging field. Regenerative medicine is the process of creating living, functional tissues to repair or replace tissue or organ function lost due to age, disease, damage, or congenital defects. There can be no assurances that our intellectual property portfolio will ultimately produce viable commercialized products and processes. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

S-4

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team and our facilities, to advance our technologies. In addition, we are pursuing strategic collaborations with members of academia and industry.

Clinical Programs

Below is a description of our four most advanced clinical programs, their intended indication, current stage of development and our expected future development plans.

Program	Indication	Development Status	Future Development Plan
NSI - 566	Amyotrophic Lateral Sclerosis (ALS)	Commenced Phase II clinical trials.	Anticipated to complete dosing of the Phase II clinical trials during second quarter of 2014

NSI – 566	Chronic Spinal Cord Injury	Approved to commence Phase I clinical trials.	Phase I Trial expected to commence during the fourth quarter of 2013.

NSI – 566	Motor deficits due to ischemic stroke	Approved to commence combined Phase I/II clinical trials in China.	Anticipated to commence trials during the fourth quarter of 2013.

NSI – 189	Major Depressive Disorder	Completed Phase Ia, Phase Ib dosing complete.	Actively looking to partner development after Phase Ib trial. Final data expected during the fourth quarter of 2013.

NSI - 566 (Stem Cells).

Amyotrophic Lateral Sclerosis (ALS)

Amyotrophic lateral sclerosis, or ALS, is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. In ALS, nerve cells (neurons) waste away or die, and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. The condition slowly gets worse. When the muscles in the chest area stop working, it becomes hard or impossible to breathe. We believe that NSI-566 may provide an effective treatment for ALS by providing cells which nurture and protect the patients’ remaining motor neurons; and possibly repair some motor neurons which were not dead, but diseased.

During the first nine months of 2012, we were primarily engaged in conducting the Phase I trial for our proposed treatment of ALS at Emory University in Atlanta Georgia. The purpose of the Phase I trial was to evaluate the safety and transplantation technique of our proposed treatment and procedure. The dosing of patients in the Phase I trial, as designed, was completed in August of 2012. We commenced Phase II clinical trial in September of 2013. The Phase II dose escalation trial is designed to treat up to 15 ambulatory patients in five different dosing cohorts, under an accelerated dosing and treatment schedule. As of October 18, 2013, we have treated the first cohort. We anticipate completing the Phase II dosing in the second quarter of 2014. Although initial data from the trial appears promising, the outcome of the trial is uncertain and this trial or future trials may ultimately be unsuccessful.

Chronic Spinal Cord Injury

A spinal cord injury or SCI generally refers to any injury to the spinal cord that is caused by trauma instead of disease although in some cases, it can be the result of diseases. Chronic Spinal Cord Injury refers to the time after the initial hospitalization. Spinal cord injuries are most often traumatic, caused by lateral bending, dislocation, rotation, axial loading, and hyperflexion or hyperextension of the cord or cauda equina. Motor vehicle accidents are the most common cause of SCIs, while other causes include falls, work-related accidents, sports injuries, and penetrations such as stab or gunshot wounds. In certain instances, SCIs can also be of a non-traumatic origin, as in the case of cancer, infection, intervertebral disc disease, vertebral injury and spinal cord vascular disease. We believe that NSI-566 may provide an effective treatment for Chronic Spinal Cord Injury by “bridging the gap” in the spinal cord created in traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

S-5

During the first quarter of 2013, we received approval from the FDA to commence our proposed Phase I clinical trial to treat chronic spinal cord injury. We anticipate the trial will commence during the fourth quarter of 2013.

Motor Deficits Due to Ischemic Stroke

Ischemic strokes, the most common type of stroke, occur as a result of an obstruction within a blood vessel supplying blood to the brain. Post-stroke motor deficits include paralysis in arms and legs and can be permanent. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from Ischemic Stroke by both creating new circuitry in the area of injury and through repairing and or nurturing diseased cells to improve function in patients.

In September of 2012, we received approval to commence human clinical trials to treat motor deficits due to ischemic stroke. The trial will be conducted by our wholly owned subsidiary, Neuralstem China, of BaYi Brain Hospital in Beijing, China and will utilize our spinal cord stem cells. The trial approval includes a combined phase I/II/III design and will test direct injections into the brain of NSI-566, the same cell product used in our recently-completed Phase I ALS trial in the United States. The trial is expected to begin in the fourth quarter of 2013 and is designed to enroll up to 118 patients.

NSI - 189 (Small Molecule Pharmaceutical Compound).

Major Depression Disorder

Major depressive disorder or MDD (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder) is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. We believe that NSI-189 may provide an effective treatment for patients suffering from MDD by structurally rebuilding the hippocampus.

In February of 2011, we commenced the Phase I clinical trial (Phase Ia portion) of our small molecule drug compound, NSI-189, at California Clinical Trials, LLC, in Glendale, California. NSI-189 is being developed for the treatment of major depressive disorder and other psychiatric and/or cognitive impairment indications. NSI-189 is the lead compound in our neurogenerative small molecule drug platform. The purpose of the Phase Ia portion of the trial was to evaluate the safety of the drug in healthy volunteers. The Phase Ia portion tested a single oral administration of NSI-189 in 24 healthy volunteers and was completed in October of 2011. In December of 2011, we received approval from the FDA to commence the Phase Ib portion of the trial. The purpose of the Phase Ib portion of the clinical trial is to determine the safety of the drug at several dosings in actual MDD patients. The Phase Ib portion, consisting of patients with MDD receiving daily doses for 28 consecutive days, is complete. We expect final data from the 1b trial to be available in the fourth quarter of 2013. It is still too early in the trial to make any determination as to its level of success, if any.

Technology

Stem Cells.

Our technology enables the isolation and large-scale expansion of human neural stem cells from all areas of the developing human brain and spinal cord, thus enabling the generation of physiologically relevant human neurons of all types. We believe that our stem cell technology will assist the body in producing new cells to replace malfunctioning or dead cells as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system or CNS, including: Alzheimer's disease, Parkinson's disease, Multiple Sclerosis, Lou Gehrig’s disease or ALS, depression, and injuries to the spinal cord. We own or exclusively license thirty-two (32) U.S. and foreign issued patents and thirty-seven (37) U.S. and foreign patent applications related to our stem cell technologies.

To date we have focused our research efforts on applications involving spinal cord stem cells. We believe we have established “proof of principle” in animal models for important spinal cord cell applications: ALS and Traumatic spinal cord injury. Of these applications, we have completed our first Phase I trial with regard to ALS and commenced initial Phase II trials in the September of 2013. We have also received approval from the United States Food and Drug Administration or FDA to commence a Phase I trial in Chronic Spinal Cord Injury (patients one to two years out from their injury) in complete (no sensory of motor function from the site of the injury down) thoracic patients. We believe that, if successfully developed, stem cell therapeutics have the potential to provide a broad therapeutic approach comparable to traditional pharmaceuticals and genetically engineered biologics. We expect this trial to start in the fourth quarter of 2013.

Small Molecule Pharmaceutical Compounds.

We have developed and patented a series of small molecule compounds (low molecular weight organic compounds which can efficiently cross the blood/brain barrier). We believe that these small molecule compounds will stimulate the growth of new neurons in the hippocampus and provide a treatment for depression, and possibly other cognitive impacting diseases. In mice, our research indicated that our small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. Additionally, our research also indicates that our small molecule compounds stimulate neurogenesis of human hippocampus-derived neural stem cells in vitro. Based on this research, we believe that our small molecule compounds may assist in reversing atrophy in the human hippocampus. Such atrophy has been seen in major depression and other disorders.

S-6

Our small molecule compounds are covered by seventeen (17) exclusively owned U.S. and foreign issued patents and twenty-two (22) exclusively owned U.S. and foreign patent applications related to our small molecule compounds.

Operating Strategy

We generally employ an outsourcing strategy where we outsource our Good Laboratory Practices or GLP preclinical development activities and Good Manufacturing Practices or GMP manufacturing and clinical development activities to contract research organizations or CRO and contract manufacturing organizations or CMO as well as all non-critical corporate functions. Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices. This outsource model allows us to better manage cash on hand and minimize non-vital expenditures. It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by similar companies.

Manufacturing

We currently manufacture our cells both in-house and on an outsource basis. We outsource the manufacturing of our pharmaceutical compound to third party manufacturers. We manufacture cells in-house which are not required to meet stringent FDA requirements. We use these cells in our research and collaborative programs. We outsource all the manufacturing and storage of our stem cells and pharmaceuticals compound to be used in pre-clinical works, and which are accordingly subject to higher FDA requirements, to Charles River Laboratories, Inc., of Wilmington, Massachusetts (stem cells) and Albany Molecular Resources, Inc. (“AMRI”) (small molecule). Both the Charles River and AMRI facilities have the capacity to be used for manufacturing under the FDA determined GMP standards in quantities sufficient for our current and anticipated pre-trial and clinical trial needs. We have no quantity or volume commitment with either Charles River Laboratories or AMRI and our cells and pharmaceutical compounds are ordered and manufactured on an as needed basis.

Employees

As of September 30, 2013, we had 13 full-time employees and one full-time independent contractor. Of these employees and contractor, nine work on research and development and five in administration. We also use the services of numerous outside consultants in business and scientific matters.

Our Corporate Information

We were incorporated in Delaware. Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, Maryland 20850, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com. Our website is located at www.neuralstem.com. We have not incorporated by reference into this prospectus supplement or the accompanying base prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-7

THE OFFERING

Issuer	Neuralstem, Inc., a Delaware corporation

Common Stock Offered	Up to $20,000,000 of our common stock, par value $0.01 per share.

Use of Proceeds	We intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses, and investments. See “Use of Proceeds.”

Risk Factors	Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 5 of the accompanying prospectus, and the risks described in our periodic reports incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE MKT	CUR

RISK FACTORS

Your investment in our shares of common stock is subject to certain risks. This prospectus supplement does not describe all of those risks. You should consult your own financial and legal advisors about the risks entailed by an investment in our shares of common stock and the suitability of your investment in our shares of common stock in light of your particular circumstances. For a discussion of some of the factors you should carefully consider before deciding to purchase any of our shares of common stock that may be offered, please read “Risk Factors” in the documents incorporated by reference herein, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered from time to time may be substantially higher than the book value per share of our common stock at the time of the sale, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.

This offering and any future offerings of our common stock may have detrimental effects on existing stockholders.

The sale by us of any shares of our common stock may have the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;

•	our existing stockholders may suffer significant dilution;

•	the relative voting strength of each previously outstanding share of our common stock will be diminished; and

•	the market prices of our common stock may decline.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

S-8

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on March 15, 2013 and May 10, 2013, respectively, as well as any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses, and investments. Pending use for these purposes, we may invest proceeds from the sale of the securities in short-term marketable securities.  The precise amount and timing of sales of any common stock will be dependent on market conditions and the availability and cost of other funds to us.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of June 30, 2013, was approximately $3.4 million, or approximately $0.05per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2013.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of approximately $20,000,000 at an assumed offering price of $2.40 per share, the last reported sale price of our common stock on October 18, 2013, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2013, would have been approximately $22.5 million or $0.28 per share of common stock. This represents an immediate increase in net tangible book value of $0.23 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $2.12 per share of common stock to investors participating in this offering at an assumed offering price of $2.40 per share. The following table illustrates this per share dilution:

Assumed offering price per share		$2.40
Net tangible book value per share as of June 30, 2013	$0.05
Increase in net tangible book value per share attributable to this offering	$0.23
As adjusted net tangible book value per share as of June 30, 2013, after giving effect to this offering		$0.28
Dilution per share to new investors participating in this offering		$2.12

S-9

The table above assumes for illustrative purposes that an aggregate of 8,333,333 shares of our common stock are sold at a price of $2.40 per share, the last reported sale price of our common stock on the NYSE MKT on October 18, 2013 for aggregate gross proceeds of approximately $20,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase, or decrease, of $0.40 per share in the price at which the shares are sold from the assumed offering price of $2.40 per share shown in the table above, assuming the entire $20,000,000 worth of shares of common stock offered are sold at that price, would increase (or decrease) our adjusted net tangible book value per share after the offering by approximately $ 0.01and $0.00 per share, respectively, and the dilution in net tangible book value per share new investors in this offering by approximately $0.39 and ($0.40) per share, respectively, after deducting the estimated commissions of the placement agent and estimated aggregate offering expenses payable by us.

This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The number of shares of common stock to be outstanding after this offering is based on 70,606,448 shares outstanding on June 30, 2013 and excludes as of that date:

•	options representing the right to purchase a total of 16,289,866 shares of common stock at a weighted average exercise price of $1.90 per share;

•	warrants representing the right to purchase a total of 18,647,017 shares of common stock at a weighted-average exercise price of $1.79 per share; and

•	restricted stock units representing the right to receive 402,193 shares of common stock;

•	conditional grants to purchase 2,114,881 shares of common stock subject to shareholder approval to Karl Johe, our chief scientific officer and chairman of the board of directors and several independent directors;

•	32,133 shares of common stock available for future issuances under our equity compensation plans; and

•	up to $1,000,000 worth of common stock that can be issued pursuant to the conversion of a convertible note at a variable conversion price per share.

The foregoing discussion and table also exclude the following stock, warrant and option transactions that have occurred subsequent to June 30, 2013:

•	1,042,520 warrants were exercised for common shares and 942,520 replacement warrants were issued in conjunction with certain of the exercises in July 2013;

•	warrants representing the right to purchase 2,000,000 shares of common stock were issued in August 2013 in exchange for advisory services;

•	2,847,500 common shares, 1,423,750 common shares underlying warrants, and 170,850 common shares underlying a placement agent warrant were issued in September 2013 pursuant to our registered unit offering;

•	2,093,930 warrants were exercised for common shares, 72,440 common shares were issued as a commission on certain exercises and 248,867 warrants were forfeited in September 2013.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF COMMON STOCK

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Securities to be Registered,” starting on page 5 of the accompanying base prospectus.

We are now authorized to issue 150,000,000 million shares of common stock, $0.01 par value. As of June 30, 2013, we had a total of 70,606,448 shares of common stock issued and outstanding. We are authorized to issue 7,000,000 shares of preferred stock. As of June 30, 2013, no shares of preferred stock were outstanding. Outstanding shares of common stock are validly issued, fully paid and non-assessable.

Listing

Our shares of common stock are listed on the NYSE MKT under the symbol “CUR.”

S-10

PLAN OF DISTRIBUTION

We have entered into a sales agreement, dated October 25, 2013, with the Agent, under the terms and conditions of which we may issue and sell from time to time up to $20 million of shares of our common stock through the Agent, as our sales agent. Under the terms of the sales agreement, we may also sell shares to the Agent as principal for its own account. This prospectus supplement relates to the offer and sale of such shares of common stock under such sales agreement under the registration statement of which this prospectus supplement forms a part.

Upon instructions from us, the Agent will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell shares of our common stock under the sales agreement pursuant to this prospectus supplement. Sales of shares of common stock, if any, pursuant to this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the NYSE MKT, the existing trading market for the common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in privately negotiated transactions. As our sales agent, the Agent will not engage in any transactions that stabilize the common stock.

Under the sales agreement between us and the Agent, we will instruct the Agent in a sales notice as to the maximum amount of shares of our common stock to be sold by the Agent daily, and the minimum price per share at which such shares may be sold. Subject to the conditions of the sales agreement, the Agent will use its commercially reasonable efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. The gross sales price of the shares sold will be the market price for shares of our common stock sold by the Agent on the trading market at the time of sale of the shares. We may instruct the Agent not to sell shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction. We or the Agent may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of the Agent under the sales agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

The Agent will provide written confirmation to us following the close of trading on the NYSE MKT following each day in which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the Agent with respect to the sales.

We will pay the Agent commissions for its services in acting as our agent in the sale of our common stock. The compensation payable to the Agent for sales of shares of our common stock with respect to which the Agent acts as sales agent shall be equal to 4.0% of the gross sales price of those shares. There is no guarantee that there will be any sales of our common stock under this prospectus supplement and the accompanying base prospectus and actual sales, if any, of our common stock under this prospectus supplement and the accompanying base prospectus may result in gross proceeds to us of less than $20,000,000, exclusive of any Agent compensation or other offering fees and expenses.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular sales notice or transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Agent for its legal and due diligence expenses up to an aggregate amount not to exceed $70,000, subject to compliance with FINRA Rule 5110(f)(2)(D).

We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agent under the sales agreement, will be approximately $100,000.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) October [*], 2015, or (2) the termination of the sales agreement. The sales agreement may be terminated by us or the Agent in each party’s sole discretion at any time by giving five business days prior written notice to the other party.

This is a brief summary of the material provisions of the sales agreement and does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed with the SEC on a Current Report on Form 8-K and will be incorporated by reference into the registration statement of which this prospectus forms a part.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

S-11

LEGAL MATTERS

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock and 150,000 common stock purchase warrants.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Stegman & Company has no interest in the shares being registered in this filing.

S-12

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

NEURALSTEM, INC

9700 Great Seneca Highway,

Rockville, Maryland 20850

Attn: Chief Financial Officer

Tel : (301) 366-4841

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

In addition to announcing material financial information through our website, press releases, SEC filings and public conference calls and webcasts, we also intend to use the following social media channels as a means of disclosing information about the company, its services and other matters and for complying with our disclosure obligations under Regulation FD:

•	Neuralstem’s Twitter Account (https://twitter.com/Neuralstem_Inc)
•	Neuralstem’s Facebook Page (https://www.facebook.com/Neuralstem)
•	Neuralstem’s Company Blog (http://neuralstem.com/neuralstem-ceo-blog)
•	Neuralstem’s Google+ Page (https://plus.google.com/u/0/b/104875574397171789280/104875574397171789280/posts)
•	Neuralstem’s LinkedIn Company Page (http://www.linkedin.com/company/neuralstem-inc-)

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

 We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K filed with the Commission on March 15, 2013, for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, and June 30, 2013, filed on May 10, and August 8, 2013, respectively;

•	Our Current Reports on Form 8-K filed on January 9, January 16, February 15, February 20, March 15, March 27, April 8, April 22, April 26, May 9, May 10, May 23, May 29, June 24, August 2, August 9, September 10, and October 10, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

S-13

•	Our Definitive Proxy Statement on Form 14A for our 2013 Annual Meeting of Stockholders, filed with the SEC on April 30, 2013; and

•	The description of our common stock contained in our Registration Statement on Form SB-2 (Registration No. 333-142451), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Commission on April 30, 2007 and declared effective May 4, 2007.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: NEURALSTEM, INC, 9700 Great Seneca Highway, Rockville, Maryland 20850 Attn: Chief Financial Officer Tel: (301) 366-4841

S-14

Up to $20,000,000

Common Stock

PROSPECTUS

October 25, 2013

T.R. Winston & Company, LLC

Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

PROSPECTUS

NEURALSTEM, INC.

$50,000,000

Common Stock,

Preferred stock,

Warrants

Units

We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the offered securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement, see “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “CUR.” On August 23, 2013, the closing price of our common stock on the NYSE MKT was $1.71 per share. Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, MD, and our telephone number at that address is 301-366-4841.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 13, 2013

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “our company,” “we,” “our,” “Neuralstem” and “us” refer to Neuralstem, Inc. and its subsidiaries.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus.  You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.  Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

1

THE COMPANY

Overview

We are focused on the development and commercialization of treatments based on (i) human neuronal stem cells and (ii) small molecule compounds. We are headquartered in Rockville, Maryland and have a wholly-owned subsidiary in China.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of neural stem cell research. We own or exclusively license forty-eight (48) U.S. or foreign issued patents and fifty-eight (58) U.S. and foreign patent applications in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. At times, including in the third quarter of 2012 and first quarter of 2013, we have licensed the use of our intellectual property to third parties.

We believe our technology base, in combination with our know-how, and collaborative projects with major research institutions, will facilitate the development and commercialization of products for use in the treatment of a wide array of neurodegenerative conditions and in regenerative repair of acute disease.

Regenerative medicine is a young and emerging field. Regenerative medicine is the process of creating living, functional tissues to repair or replace tissue or organ function lost due to age, disease, damage, or congenital defects. There can be no assurances that our intellectual property portfolio will ultimately produce viable commercialized products and processes. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team and our facilities, to advance our technologies. In addition, we are pursuing strategic collaborations with members of academia and industry.

Clinical Programs

Below is a description of our four most advanced clinical programs, their intended indication, current stage of development and our expected future development plans.

Program	Indication	Development Status	Future Development Plan
NSI - 566	Amyotrophic Lateral Sclerosis (ALS)	Completed Phase I clinical trials. FDA approval to commence Phase II received in April of 2013.	Anticipated to commence the Phase II clinical trials during August or September of 2013

NSI – 566	Chronic Spinal Cord Injury	Investigational New Drug Application submitted. FDA approval announced 1/14/13.	Phase I Trial expected to commence during the second half of 2013.

NSI – 566	Motor deficits due to ischemic stroke	Approval to commence combined Phase I/II clinical trials in China.	Anticipated to commence trials during the third quarter of 2013.

NSI – 189	Major Depressive Disorder	Completed Phase Ia, Phase Ib currently underway, with two cohorts having commenced treatment to date. FDA has approved the dosing of third and final cohorts.	Actively looking to partner development after Phase Ib trial. Final data expected during the third quarter of 2013.

NSI - 566 (Stem Cells).

Amyotrophic Lateral Sclerosis (ALS)

Amyotrophic lateral sclerosis, or ALS, is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. In ALS, nerve cells (neurons) waste away or die, and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. The condition slowly gets worse. When the muscles in the chest area stop working, it becomes hard or impossible to breathe. We believe that NSI-566 may provide an effective treatment for ALS by providing cells which nurture and protect the patients’ remaining motor neurons; and possibly repair some motor neurons which were not dead, but diseased.

2

During the first nine months of 2012, we were primarily engaged in conducting the Phase I trial for our proposed treatment of ALS at Emory University in Atlanta Georgia. The purpose of the Phase I trial was to evaluate the safety and transplantation technique of our proposed treatment and procedure. The dosing of patients in the Phase I trial, as designed, was completed in August of 2012. The collection of data for the final trial report ended six months after the last surgery, which was in late February 2013. During the Phase I trial, we treated fifteen patients with eighteen (18) surgeries; of which twelve (12) were transplantation in the lumbar (lower back) region, three (3) in the cervical (upper back) region and three (3) in both the lumbar and cervical regions under our amended protocol. Although initial data from the trial appears promising, the outcome of the trial is uncertain and this trial or future trials may ultimately be unsuccessful. In April of 2013 we received approval from the FDA to commence our Phase II clinical trial. We anticipate commencing the Phase II clinical trial, for our proposed treatment of ALS, during the third quarter of 2013.

Chronic Spinal Cord Injury

A spinal cord injury or SCI generally refers to any injury to the spinal cord that is caused by trauma instead of disease although in some cases, it can be the result of diseases. Chronic Spinal Cord Injury refers to the time after the initial hospitalization. Spinal cord injuries are most often traumatic, caused by lateral bending, dislocation, rotation, axial loading, and hyperflexion or hyperextension of the cord or cauda equina. Motor vehicle accidents are the most common cause of SCIs, while other causes include falls, work-related accidents, sports injuries, and penetrations such as stab or gunshot wounds. In certain instances, SCIs can also be of a non-traumatic origin, as in the case of cancer, infection, intervertebral disc disease, vertebral injury and spinal cord vascular disease. We believe that NSI-566 may provide an effective treatment for Chronic Spinal Cord Injury by “bridging the gap” in the spinal cord created in traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

During the first quarter of 2013, we received approval from the FDA to commence our proposed Phase I clinical trial to treat chronic spinal cord injury. We anticipate the trial will commence during the second half of 2013.

Motor Deficits Due to Ischemic Stroke

Ischemic strokes, the most common type of stroke, occur as a result of an obstruction within a blood vessel supplying blood to the brain. Post-stroke motor deficits include paralysis in arms and legs and can be permanent. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from Ischemic Stroke by both creating new circuitry in the area of injury and through repairing and or nurturing diseased cells to improve function in patients.

In September of 2012, we received approval to commence human clinical trials to treat motor deficits due to ischemic stroke. The trial will be conducted by our wholly owned subsidiary, Neuralstem China, and will utilize our spinal cord stem cells. The trial will be conducted at BaYi Brain Hospital in Beijing, China. The trial approval includes a combined phase I/II/III design and will test direct injections into the brain of NSI-566, the same cell product used in our recently-completed Phase I ALS trial in the United States. The trial is expected to begin in the third quarter of 2013 and is designed to enroll up to 118 patients.

NSI - 189 (Small Molecule Pharmaceutical Compound).

Major Depression Disorder

Major depressive disorder or MDD (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder) is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. We believe that NSI-189 may provide an effective treatment for patients suffering from MDD by structurally rebuilding the hippocampus.

In February of 2011, we commenced the Phase I clinical trial (Phase Ia portion) of our small molecule drug compound, NSI-189, at California Clinical Trials, LLC, in Glendale, California. NSI-189 is being developed for the treatment of major depressive disorder and other psychiatric and/or cognitive impairment indications. NSI-189 is the lead compound in our neurogenerative small molecule drug platform. The purpose of the Phase Ia portion of the trial was to evaluate the safety of the drug in healthy volunteers. The Phase Ia portion tested a single oral administration of NSI-189 in 24 healthy volunteers and was completed in October of 2011. In December of 2011, we received approval from the FDA to commence the Phase Ib portion of the trial. The purpose of the Phase Ib portion of the clinical trial is to determine the safety of the drug at several dosings in actual MDD patients. The Phase Ib portion consists of patients with MDD receiving daily doses for 28 consecutive days. In June of 2012, we dosed our first patient in the Phase Ib portion of the trial. To date, we have completed dosing two of the three cohorts of patients in the Phase Ib portion of the trial and are near completion of the third cohort. We expect final data from the 1b trial to be available in the third quarter of 2013. It is still too early in the trial to make any determination as to its level of success, if any.

3

Technology

Stem Cells.

Our technology enables the isolation and large-scale expansion of human neural stem cells from all areas of the developing human brain and spinal cord, thus enabling the generation of physiologically relevant human neurons of all types. We believe that our stem cell technology will assist the body in producing new cells to replace malfunctioning or dead cells as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system or CNS, including: Alzheimer's disease, Parkinson's disease, Multiple Sclerosis, Lou Gehrig’s disease or ALS, depression, and injuries to the spinal cord. We own or exclusively license thirty-one (31) U.S. and foreign issued patents and thirty-six (36) U.S. and foreign patent applications related to our stem cell technologies.

To date we have focused our research efforts on applications involving spinal cord stem cells. We believe we have established “proof of principle” in animal models for important spinal cord cell applications: ALS and Traumatic spinal cord injury. Of these applications, we have completed our first Phase I trial with regard to ALS and anticipate commencing initial Phase II trials in the third quarter of 2013. We have also received approval from the United States Food and Drug Administration or FDA to commence a Phase I trial in Chronic Spinal Cord Injury (patients one to two years out from their injury) in complete (no sensory of motor function from the site of the injury down) thoracic patients. We believe that, if successfully developed, stem cell therapeutics have the potential to provide a broad therapeutic approach comparable to traditional pharmaceuticals and genetically engineered biologics. We expect this trial to start in the third quarter of 2013 also.

Small Molecule Pharmaceutical Compounds.

We have developed and patented a series of small molecule compounds (low molecular weight organic compounds which can efficiently cross the blood/brain barrier). We believe that these small molecule compounds will stimulate the growth of new neurons in the hippocampus and provide a treatment for depression, and possibly other cognitive impacting diseases. In mice, our research indicated that our small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. Additionally, our research also indicates that our small molecule compounds stimulate neurogenesis of human hippocampus-derived neural stem cells in vitro. Based on this research, we believe that our small molecule compounds may assist in reversing atrophy in the human hippocampus. Such atrophy has been seen in major depression and other disorders.

Our small molecule compounds are covered by seventeen (17) exclusively owend U.S. and foreign issued patents and twenty-two (22) exclusively owned U.S. and foreign patent applications related to our small molecule compounds.

Operating Strategy

We generally employ an outsourcing strategy where we outsource our Good Laboratory Practices or GLP preclinical development activities and Good Manufacturing Practices or GMP manufacturing and clinical development activities to contract research organizations or CRO and contract manufacturing organizations or CMO as well as all non-critical corporate functions. Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices. This outsource model allows us to better manage cash on hand and minimize non-vital expenditures. It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by similar companies.

Manufacturing

We currently manufacture our cells both in-house and on an outsource basis. We outsource the manufacturing of our pharmaceutical compound to third party manufacturers. We manufacture cells in-house which are not required to meet stringent FDA requirements. We use these cells in our research and collaborative programs. We outsource all the manufacturing and storage of our stem cells and pharmaceuticals compound to be used in pre-clinical works, and which are accordingly subject to higher FDA requirements, to Charles River Laboratories, Inc., of Wilmington, Massachusetts (stem cells) and Albany Molecular Resources, Inc. (“AMRI”) (small molecule). Both the Charles River and AMRI facilities have the capacity to be used for manufacturing under the FDA determined GMP standards in quantities sufficient for our current and anticipated pre-trial and clinical trial needs. We have no quantity or volume commitment with either Charles River Laboratories or AMRI and our cells and pharmaceutical compounds are ordered and manufactured on an as needed basis.

Employees

As of June 30, 2013, we had 16 full-time employees and one (1) full-time independent contractor. Of these full-time employees and contractor, 12 work on research and development and five (5) in administration. We also use the services of numerous outside consultants in business and scientific matters.

Our Corporate Information

We were incorporated in Delaware. Our principal executive offices are located at 9700 Great Seneca Highway, Rockville, Maryland 20850, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com.

4

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses, repayment of outstanding debt, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of the Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 150,000,000 shares designated as common stock, $0.01 par value, and 7,000,000 shares designated as preferred stock, $0.01 par value. As of August 26, 2013, there were 71,648,968 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Additionally, as of such date, we have reserved for issuance pursuant to outstanding options, warrants and convertible securities, as well for future grants under our equity compensation plans, 39,386,089 shares of common stock.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, copies of which are incorporated by reference into the registration statement to which this prospectus relates.

Common stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. However, we are not currently paying any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Our common stock is listed for quotation on the NYSE MKT under the symbol “CUR.”

Preferred stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

5

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The prospectus supplement for a series of preferred stock will specify:

•	the price of and maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

6

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated bylaws provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting or longer, following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated bylaws provides any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board or the chief executive officer (or president, in the absence of a chief executive officer) or holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock may call a special meeting of stockholders. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Description of the Warrants

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to, or separate from, any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder or a bank or trust company, as warrant agent. In the event we engage a warrant agent, the warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the exercise price of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

7

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights of our stockholders.

Description of the Units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	a discussion of material federal income tax considerations, if applicable; and

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

8

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution from us with respect to payments that the agents, underwriters or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.

9

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock and 150,000 common stock purchase warrants.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Stegman & Company has no interest in the shares being registered in this filing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

NEURALSTEM, INC

9700 Great Seneca Highway,

Rockville, Maryland 20850

Attn: Chief Financial Officer

Tel : (301) 366-4841

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

In addition to announcing material financial information through our website, press releases, SEC filings and public conference calls and webcasts, we also intend to use the following social media channels as a means of disclosing information about the company, its services and other matters and for complying with our disclosure obligations under Regulation FD:

• Neuralstem’s Twitter Account (https://twitter.com/Neuralstem_Inc)
• Neuralstem’s Facebook Page (https://www.facebook.com/Neuralstem)
• Neuralstem’s Company Blog (http://neuralstem.com/neuralstem-ceo-blog)
• Neuralstem’s Google+ Page (https://plus.google.com/u/0/b/104875574397171789280/104875574397171789280/posts)
• Neuralstem’s LinkedIn Company Page (http://www.linkedin.com/company/neuralstem-inc-)

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

 We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

10

•	Our Annual Report on Form 10-K filed with the Commission on March 15, 2013, for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, and June 30, 2013, filed on May 10, and August 8, 2013, respectively;

•	Our Current Reports on Form 8-K filed on January 9, January 16, February 15, February 20, March 15, March 27, April 8, April 22, April 26, May 9, May 10, May 23, May 29, June 24, August 2, August 9, and September 10, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•	Our Definitive Proxy Statement on Form 14A for our 2013 Annual Meeting of Stockholders, filed with the SEC on April 30, 2013; and

•	The description of our common stock contained in our Registration Statement on Form SB-2 (Registration No. 333-142451), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Commission on April 30, 2007 and declared effective May 4, 2007.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: NEURALSTEM, INC, 9700 Great Seneca Highway, Rockville, Maryland 20850 Attn: Chief Executive Officer

11